CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	Friday, November 22, 2013
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

Dennis H. Hanson
President and CEO
Valley Bank
(515)202-1103

HEARTLAND FINANCIAL USA, INC. ACQUIRES
STERLING, ILLINOIS-BASED FREEDOM BANK

Dubuque, IA, November 22, 2013 -Heartland Financial USA, Inc. (NASDAQ: HTLF) announced today it has acquired Freedom Bank in Sterling, Illinois, from its parent company, River Valley Bancorp, Inc., a Davenport, Iowa-based bank holding company. The acquisition of Freedom Bank was arranged through a negotiated transfer of ownership with Heartland’s flagship bank, Dubuque Bank and Trust Company.

Freedom Bank is a $67 million community bank headquartered in Sterling, Illinois, with branch offices in Rock Falls and Seaton, Illinois.

“Freedom’s three offices expand our reach and create an opportunity for the Heartland organization to enhance the range of services that Freedom provides to business, agri-business and consumer banking clientele. The Freedom Bank markets in Whiteside and Mercer Counties represent solid and steady markets,” indicated Lynn B. Fuller, President and CEO of Heartland. “With a population base of over 15,000, Sterling in particular presents a strong blend of industry, commercial and retail business as well as residential mortgage potential. Additionally, Sterling serves a robust agricultural market in northwest Illinois.”

Freedom Bank will operate independently as a subsidiary of Dubuque Bank and Trust Company under its current name, staff and systems until at least the first quarter of 2014. Heartland intends to apply at that time for regulatory approval to consolidate Freedom with Riverside Community Bank, Heartland’s Rockford, Illinois-based bank, and will continue the excellent community banking services Freedom has always provided from its current offices.

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Freedom Bank president, Pamela Topper, stated, “We are very pleased to partner with a strong company that is committed to face-to-face customer service and locally-based community banking that will continue our long tradition of strong community leadership and support. We look forward to providing the expanded range of services that can be offered to our business and personal customers through the Heartland organization.”

Said Dennis Hanson, President and CEO of Valley Bank, a wholly-owned subsidiary of River Valley Bancorp, Inc., “We believe our Freedom Bank customers will be in very good hands going forward. Heartland and its subsidiary banks are a perfect fit, with a strong orientation toward business and commercial clients, and a wide selection of financial products, all delivered via enhanced technology. This transaction is also good for River Valley Bancorp as it allows us to focus more resources on our primary banking markets in the Quad Cities and central Iowa.”

The transaction has been approved by regulatory authorities and the River Valley Bancorp, Inc. board of directors.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc., one of Forbes 2013 “Best Banks in America,” is a $5.7 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 78 banking centers in 56 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas and Missouri and loan production offices in California, Nevada, Wyoming, Idaho Oregon, Washington and North Dakota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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